MARKETING AGREEMENT



     This  Marketing  Agreement  is made as of this  _____ day of  _____,  ____, between Preferred Voice, Inc., a Delaware corporation ("PVI") and ______________, a ___________, on behalf of itself and its wholly owned subsidiaries and affiliates ("Carrier"). PVI and Carrier are collectively referred to in this Agreement as the "Parties."

                             Background Information

     PVI has developed a system (the "System") that when interconnected with a telephone switching system is capable of performing certain services for the wireline market and certain services for the wireless markets as described in Exhibit A attached hereto and incorporated herein by reference (the "Services"). Each System consists of the hardware described in Exhibit B, certain third party software and certain proprietary application software developed by PVI. Carrier's affiliates are a licensed to provide wireline and wireless telecommunications service in the areas described in Exhibit C. Carrier wishes to offer the Services to end users ("End Users") under its own brand in conjunction with its telecommunications services.

     In consideration of the mutual promises made in this Agreement, PVI and Carrier agree that the terms and conditions set forth as follows will apply to the deployment and use of Systems by Carrier.

                             ARTICLE 1. INSTALLATION

     1.01 Installation. PVI shall install, at its cost, its Systems at Carrier's switch locations set forth in Exhibit C to interconnect with switches described in Exhibit C. The System will remain the property of PVI. Carrier shall prepare the site in accordance with PVI's specifications. Installation of Systems will be completed on a schedule to be agreed upon by Carrier and PVI.

     PVI agrees to install Systems so that they shall comply in all material respects with all federal, state, and local laws and regulations in force on the date hereof.

     1.02 PVI Testing. PVI shall test, at its cost, the Systems to ensure that they work properly. The testing period shall (i) commence promptly upon the completion of installation of the System at the sites, but in no event later than five (5) days following such completion of installation (the "Commencement Date"), and (ii) conclude upon acceptance by as described in Section 1.03 below.

     Should material deficiencies arise in the performance of the System during testing, PVI shall inform Carrier promptly thereof by submitting notice, including a written, reasonably detailed description of each deficiency, to Carrier. PVI shall then use reasonable efforts to cure the noncompliance. Carrier shall use its best efforts to assist PVI


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in curing  such  noncompliance.  Upon  completion  of such cure,  PVI shall give notice to Carrier thereof. The total period of time that may be spent on the testing period shall not exceed ninety (90) days from the Commencement Date. If PVI, using commercially reasonable efforts, is unable to cure any material deficiency of the System within 90 days of the Commencement Date, then following notice thereof either party may give the other party thirty (30) days' written notice of its election to terminate this Agreement and the reasons therefor.

     1.03 Carrier Acceptance. PVI shall inform Carrier in writing of the completion of PVI's testing under Section 1.02. Carrier will thereupon commence testing of the System, and shall have thirty (30) days in which to test the functionality of the System with employees. Upon completion of the thirty (30) day test period, Carrier shall either provide PVI with written notice of any problems revealed in its tests or deliver PVI an acceptance certificate, substantially in the form attached hereto as Exhibit D (the "Acceptance Certificate"). The System shall be deemed to have been accepted by Carrier upon execution and delivery by Carrier to PVI of an Acceptance Certificate, executed by an authorized representative of Carrier or failure of Carrier to provide written notice to PVI of any problems Carrier discovers within the thirty (30) day period it is conducting tests.

                         ARTICLE 2. SALES AND MARKETING

     2.01 Sales. Carrier shall use commercially reasonable efforts to promote sale of the Services so as to maximize revenues, including conducting commercially reasonable advertising campaigns and maintaining an inventory of collateral support materials for promotion, advertising, point-of-sale, record keeping, subscriptions, and other items related to sales of the Services. Carrier shall bill and collect for Services used by End Users.

     2.02 Pricing. Carrier will determine the prices at which the Services will be made available to End-Users and any changes to these prices.

     2.03 Advertising and Promotional Literature. PVI will assist Carrier in the development and production of original copy of advertising and collateral support materials (i.e. layout, verbiage, plates, negatives, dies, and/or other setup materials) that may be utilized by Carrier for marketing the Services. Carrier shall send copies of all advertising and sales promotion material and literature relating to the Services that use PVI's name or trademark to PVI for review prior to distribution.

     2.04. Exclusivity. Carrier agrees that during the term of this Agreement it will not install, for testing or any other purposes, any system which competes with PVI's commercially deployed Systems to provide service in any calling area that Carrier is authorized to serve during the term of this Agreement as long as PVI is in compliance with the terms and conditions of this Agreement. Nothing in this provision prohibits Carrier from using another system to provide a service not offered through PVI's System, but Carrier shall first give PVI the opportunity to add such service to its System by providing PVI


MARKETING AGREEMENT - Page 2 of 8

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written  notice of the desired  service sixty (60) days prior to installing  any other system to provide the desired service.

     2.05 Time to Market. PVI will not provide Services or Systems to the wireless carriers listed in Exhibit G in the markets set forth under their names in Exhibit G during the twelve month period following execution of this Agreement.

                               ARTICLE 3. PAYMENT

     Carrier shall pay PVI a share of Carrier's revenue from the Services determined from the schedule set forth in Exhibit E. This amount shall be paid monthly within sixty days of the end of each month for Services billed in that month.

                         ARTICLE 4. TRAINING AND SUPPORT

     4.01 Technical Support. During the term of this Agreement, PVI shall provide a technical support help desk that Carrier may call to report System troubles twenty-four (24) hours per day, seven (7) days per week basis. PVI shall troubleshoot the problems and contact the appropriate vendor to resolve problems that cannot be resolved by actions Carrier may take on PVI's instruction. During the term of this Agreement, PVI shall provide (i) remote, dial-up System support, on a twenty-four (24) hours per day, seven (7) days per week basis, and (ii) packages, generally containing corrections of known software defects and updates or patches to increase or improve performance and occasionally also containing minor feature enhancements of existing software, relating to a current System. Carrier shall provide permanent digital connectivity to each System for the purpose of off- site software revision and maintenance.

     4.02 Training. As part of the installation process and at no cost to Carrier, PVI shall provide Carrier's technical personnel with the initial training and instruction as described in Part 2 of Exhibit F attached hereto concerning the operation and use of the System by conducting training sessions at a mutually convenient time at Carrier's facility. Any additional training services that are requested by Carrier shall be invoiced to Carrier in accordance with PVI's then prevailing hourly rates. Carrier shall be responsible for all travel and other expenses of its personnel attending such training sessions.

     4.03 Support Team. PVI will assign an exclusive account team to Carrier and its affiliates for the implementation of the Services. Included will be sales and service application training, technical training, customer service training and provisioning training. Training will be provided as needed at no charge to Carrier. Each functional area will be assigned defined tasks and work hand in hand with assigned Carrier technical personnel.





MARKETING AGREEMENT - Page 3 of 8

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                                 ARTICLE 5. TERM


     The initial term of this Agreement shall be _____ (_) years. Upon expiration of the initial term specified above, the Agreement shall automatically renew for up to _________ (_) successive ____ (_) year terms unless either party gives the other notice of its intention not to renew the license at least sixty (60) days prior to the expiration of the then current term.


                         ARTICLE 6. WARRANTY PROVISIONS

     6.01 General. PVI warrants that the System will provide Services appropriate to the telecommunications service with which it is being offered when properly interconnected to Carrier's functioning switches of the types described in Exhibit C (provided, that ANY MODIFICATION OF THE SYSTEM BY ANY PERSONS OTHER THAN PVI SHALL, UNLESS PURSUANT TO PVI'S INSTRUCTION, VOID THE WARRANTY IN THIS SECTION 6.01).

     6.02 Year 2000. PVI warrants that the System delivered or modified by PVI is, or will be, Year 2000 Compliant (as defined below). Year 2000 Compliant software that is intended to interoperate with third party products as described herein will be compatible and inter-operate in such manner as to process between them, as applicable, date related data correctly as described in the definition of "Year 2000 Compliant." Except as set forth in the preceding sentence, (i) PVI assumes no responsibilities or obligations to cause third party products to function with the System; and (ii) PVI will not be in breach of this warranty for any failure of the System to be Year 2000 Compliant if such failure results from the inability of any software, hardware, or systems of Carrier or any third party to be Year 2000 Compliant. "Year 2000 Compliant" means that (a) neither the performance nor functionality of the System will be affected by dates prior to, during and after the year 2000, (b) no value for current date will cause any interruption in the operation of the System; (c) the year 2000 is recognized as a leap year; (d) in all interfaces and data storage the century, in any date, is specified either explicitly or by unambiguous algorithms or inferencing rules; and (e) date-based functionality of the System behaves and will behave consistently for dates prior to, during and after the year 2000.


                             ARTICLE 7. TERMINATION

     7.01 Cause for Termination. This Agreement shall terminate automatically and without further notice upon the expiration of the term specified in Article 5 or of any renewal term in the absence of a subsequent renewal in accordance with the terms of this Agreement. PVI may terminate this Agreement in the event that, after six months following acceptance of a System revenue sharing payments to PVI are less than $2000 per System per month for three consecutive months, unless Carrier pays PVI the shortfall. In addition, either party may terminate this Agreement at any time if (a) the other party breaches any term hereof and fails to cure such breach within 30 days (or ten days in the case of a failure to pay any sum due) after receipt of written notice, (b) the other party shall be or becomes insolvent, (c) the other party makes an assignment for the benefit of creditors, (d) there are instituted by the other party proceedings in bankruptcy or under any


MARKETING AGREEMENT - Page 4 of 8

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insolvency or similar law or for  reorganization,  receivership  or dissolution,
(e) there are instituted against the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution, which proceedings are not dismissed within 60 days, or (f) the other party ceases to do business.

     7.02  Effect of  Termination.  Carrier  agrees  that on  termination  under
Section 7.01, PVI may recover all Systems that have been installed PVI shall remove the Systems within 60 days of the termination of this Agreement and if it fails to do so, WIRELESS PROVIDER may remove them and, at PVI's cost, ship the Systems to PVI. Upon termination of the license, the obligations of both parties under this Agreement shall cease. The termination or expiration of this Agreement shall in no way relieve either party from its obligation to pay the other any sums accrued hereunder prior to such termination or expiration.


                              ARTICLE 8. INSURANCE

     Each party hereto shall maintain, during the term of this Agreement, the following insurance coverage as well as all other insurance required by law in the jurisdictions where the work is performed: (a) worker's compensation and related insurance as required by law; (b) employer's liability insurance with a limit of at least five hundred thousand ($500,000) dollars for each occurrence;
(c) comprehensive general liability insurance, with a limit of at least one million ($1,000,000) dollars per occurrence; and (d) comprehensive motor vehicle liability insurance with limits of at least one million ($1,000,000) dollars for bodily injury including death, to any one person, three hundred thousand ($300,000) dollars for each occurrence of property damage, and one million ($1,000,000) dollars for each occurrence. Each party shall (i) furnish the other prior to the start of the relevant work, if requested by the other, certificates or adequate proof of the insurance required by this Section and (ii) notify the other in writing at least thirty (30) days prior to cancellation of or any material change in the policy. Notwithstanding the above, each party shall have the option where permitted by law to self-insure any or all of the foregoing.


                            ARTICLE 9. MISCELLANEOUS

     9.01 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT ANY CONFLICTS OF LAW RULES OR PRINCIPLES OF THE STATE OF TEXAS THAT WOULD REQUIRE REFERENCE TO THE LAWS OF ANOTHER JURISDICTION SHALL BE DISREGARDED.

     9.02 Headings. Headings used in this Agreement are to facilitate reference only, are not a part of this Agreement, and will not in any way affect the interpretation hereof. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used


MARKETING AGREEMENT - Page 5 of 8
with references thereto, but rather shall be deemed to refer to all other items and matters, that reasonably could fall within the broadest possible scope of such general statement, term or matter.

     9.03 Assignment. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and may not be assigned, in whole or in part, by any of the parties to any other person, firm or corporation without the prior written consent thereto by the other party hereto, which consent will not be unreasonably withheld; except that either party may freely assign any or all of its rights and obligations hereunder to any affiliate or to any party acquiring all or substantially all of that party's stock or assets. An "affiliate" is (a) an entity that owns all or substantially all of the outstanding stock of the entity so assigning, (b) an entity all or substantially all of whose stock is owned by the entity so assigning, or (c) an entity under common ownership with the entity so assigning. Such assignee entity shall thereupon be free to assign the rights and obligations under this Agreement to any other affiliate. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

     9.04 Failure or Partial Exercises. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any right or remedy hereunder exclude any other or further exercise thereof or the exercise of any other right hereunder.

     9.05 Entire Agreement, Amendments. This Agreement and all schedules and exhibits annexed hereto constitute the entire agreement among the parties respecting the subject matter hereof and supersedes all prior agreements among the parties relative to the subject matter hereof. In entering this Agreement, Carrier did not rely on any representations or warranties of PVI or its employees or agents other than those set forth in this Agreement. This Agreement may not be modified or amended except by a writing that states that it is an amendment to this Agreement and which is signed by duly authorized representative of the parties.

     9.06 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched either (i) by hand delivery, (ii) by facsimile transceiver, with confirming letter mailed promptly thereafter by first class mail, postage prepaid, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in the United States, in any case, addressed to the addresses set forth on the signature page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by facsimile as aforesaid, notices given as herein provided shall be considered to have been received at the beginning of recipient's next business day following their confirmed transmission; otherwise, notices shall be considered to have been received only upon delivery or attempted delivery during normal business hours.

     9.07 Partial Invalidity. If any clause or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the parties to this


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Agreement  that in lieu of each clause or  provision of this  Agreement  that is held to be illegal, invalid, or unenforceable, there be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

     9.08 Attorneys Fees. The prevailing party in any litigation, arbitration or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

     9.09 Force Majeure. No party hereto shall be liable for delay or default in performing hereunder, other than a delay or default in payment of any monies due to the other party, if such performance is delayed or prevented by a Force Majeure Condition. "Force Majeure Condition" means any condition or event beyond the reasonable control of the party affected thereby, including fire, explosion, or other casualty, act of God, war or civil disturbance, acts of public enemies, embargo, the performance or non-performance of third parties, acts of city, state, local or federal governments in their sovereign, regulatory, or contractual capacity, labor difficulties, and strikes, but specifically excluding a party's failure to be Year 2000 Compliant. If a Force Majeure
Condition occurs, the party delayed or unable to perform shall give prompt notice of such occurrence to the other party. The party affected by the other party's inability to perform may, after sixty (60) days, elect to either terminate this Agreement or continue performance with the option of extending the terms of the Agreement up to the length of time the Force Majeure Condition endures. The party experiencing the Force Majeure Condition must inform the other party in writing when such a condition ceases to exist. Each party shall, with the cooperation of the other, exercise all reasonable efforts to mitigate the extent of a delay or failure resulting from a Force Majeure Condition.

     9.10 Independent Contractor. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed (a) to give either party the power to direct and control the day-to-day activities of the other, (b) to constitute the parties as partners, joint venturers, owners or otherwise as participants in a joint or common undertaking, or (c) to allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

     9.11 Confidentiality. The terms of this Agreement, and all information transmitted between or among the parties pursuant hereto or in connection herewith, including, without limitation, any information concerning WIRELESS PROVIDER's customers, shall be maintained in confidence by all parties and shall be disclosed only to such of the receiving party's employees or agents having a need to know the information for the purposes set forth below. No party may disclose such information to any third party, except as may be required pursuant to a lawfully issued subpoena or other formal demand for the production of information by a court of competent jurisdiction or a regulatory body with jurisdiction over the party. In the event any such demand is made, the party ordered to produce such information shall promptly notify the other parties and shall use its best efforts to maintain the confidentiality of such information. In addition, if either party determines that this Agreement is a "material contract," that party may file this Agreement with the Securities and Exchange Commission, provided that it


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notifies  the other  party at least  fifteen  (15) days prior to such filing and cooperates with the other party to seek confidential treatment of provisions reasonably designated by the other party for such treatment. Each party may use confidential information obtained solely as a result of this Agreement only for the purpose of performing hereunder. Neither party may use the other party's confidential information for any other purpose without the express written agreement of the owner.

     9.12 Additional Provisions. The Speech2Content Addendum attached hereto is made a part of this Agreement.

PREFERRED VOICE, INC.                        "CARRIER"

By:                                           By:

Name:                                         Name:

Title:                                        Title:


6500 Greenville Avenue                        Address:

Suite 570

Dallas, Texas 75206

Fax No.:      214-265-9663                    Fax No.:

Phone:        214-265-9580                    Phone:







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                                    EXHIBIT A
                                    ---------

                              PREFERRED VOICE, INC
                              Product Descriptions

WIRELINE SERVICES
-----------------

VIP EMMA 888 Services

Each EMMA 888 service was specifically designed to combine all the following existing Telco services with the convenience of speech independent dialing. Each of these services offer specific benefits and features designed to satisfy the communication needs of the end user.

                    1-888 Number dedicated to one user EMMA
                    Long Distance Calling Card
                    Selective Call Screening
                    One Number "Locate"
                    Voice Activated Dialing
                    Voice Directory

(1) EMMA. The "SMART" Business Line and EMMA PA (Personal Assistant): The "SMART" Business Line has a local number on the front and can receive calls dialed from the public switched telephone network. In addition to the local number each subscriber may be assigned a dedicated 888 number giving them not only local but national presence. In addition unlike the traditional telephone line that is connected to a specific telephone the SBL floats and can be pointed to ring at any telephone the subscriber selects. This feature is usually referred as "single number locate." This service may be offered as a supplement to existing business lines.

     One Number Locate:
     The subscriber to this service is assigned his own personal 888 number. When that number is dialed the calling party is greeted by a prompt. The call will then be sent to whatever number the user has programmed in his Locate file (i.e. cellular phone, hotel, pager, etc.) anywhere in the world.

     Telephone Calling Card:
     The subscriber can use the SBL as a telephone calling card. During the forwarding prompt, the user touch-tones any key on his phone and speaks his Personal Identification Number; at the next prompt he may speak a name from his personal voice directory. The Voice Directory may contain 100 names with their corresponding numbers. For numbers not in the voice directory, the subscriber simply says, "Dial Number" and SBL will prompt "Number please". The user then may voice dial the number or touch-tone using the DTMF pad.

     Intelligent Call Screening:
     This feature can be turned on or off by the subscriber. When a caller dials the subscriber's 888 number SBL will prompt for the callers name and present the name to the subscriber. The subscriber has the option of accepting the call or sending the call to their voice mail.

(2)  EMMA CD (corporate direct):
Businesses that have multiple individuals with EMMA PA numbers can avoid having to remember or look- up everyone's personal EMMA PA number by using the EMMA CD. The caller dials the dedicated EMMA


EXHIBIT A - Page 1 of 4

CD number and simply speaks the called person's name and the call is quickly forwarded to his current programmed locate number.



EXHIBIT A - Page 2 of 4

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(3) EMMA  VO (Virtual Office)
This service configuration was designed for the group that does not have a single physical office or whose members are out of their offices consistently. EMMA VO allows the group to have a single number. When there is a call for a member, EMMA will forward the call to the member's office. If he is out of the office, EMMA will locate a member if so desired or will take a message. EMMA provides all of the SO/HO type of business requirements including single number, Locate, personal directory and access to voice mail.

(4) EMMA FF (Family and Friends):
This service was developed to allow anyone that has the subscriber's dedicated 888 number to access the subscriber's Voice Directory. This allows the subscriber to give their number to a son in college, a daughter in a distant city, etc. At the subscriber's discretion, each one of the callers can call anyone whose name is in the Voice Directory.

         EMMA FF. "Locate":
         This service also allows the owner to program any number in his Locate file. The caller speaks "Locate" and the call is instantly sent to the owner's cell phone, pager, office, or any number he desires.

         EMMA FF. "Telephone Calling Card":
         The owner turns the service into a fully functional Telephone Calling Card by speaking "Dial Number". EMMA will prompt for a PIN. Once the PIN has been verified, the service prompts "Number please" and the user may then speak the number or use DTMF from the telephone pad.

VIP EMMA
Inbound Corporate extension directory - This directory stores the subscriber's internal names and extensions. When Emma receives a call, she compares the caller's request to the stored names and extensions and forwards the calls accordingly. The directory is customized for each subscriber and can include names, departments, and even branches at different locations.

Outbound corporate directory - (optional service) One or more outbound corporate directories can be created to facilitate outbound calling. For example, a company could create directories for branches, vendors, clients, etc. The user accesses Emma through an extension number or DID and simply speaks the directory listing and the call is connected, eliminating the need to look-up or dial the number.

Outbound personal directory - (optional service) A personal directory is a directory created for an individual user and is accessed with the use of an authorization code or ANI. Individuals within the Company may want a directory of their personal frequently called names.

Telephone Calling Card - Any company utilizing Emma can issue, track, and terminate calling cards on a real-time basis. Calling cards are activated instantaneously. Effectively, an Emma user becomes a "virtual long-distance company." This service can be restricted to specific users or specific phone numbers only.

This document and its attachments are confidential and proprietary information, the exclusive rights to which are the sole property of Preferred Voice, Inc. Upon receipt and acceptance of these materials, the recipient agrees not to reproduce or distribute copies electronic, xerographic, verbal, or otherwise) without the express written permission of Preferred Voice, Inc.



EXHIBIT A - Page 3 of 4

SPEECH2CONTENT
This is a service that allows the caller to access information services provided by PVI using spoken impute and is available only pursuant to the Speech2Content Addendum to the Marketing Agreement.

INFORMATION PLEASE
This is a service that allows the caller to access a telephone number directly provided to PVI by WIRELESS PROVIDER in electronic format using spoken inputs.

WIRELESS SERVICES
Fleet Calling Advantage permits any caller dial-up access to a directory of cellular phones served by WIRELESS PROVIDER, and the caller may then speak the name of the person in the Directory with whom he wishes to speak and be connected with that person's cellular phone.

Safety Dialing is a service that allows the person placing the call to access the WIRELESS PROVIDER'S network, dial the assigned access code (such as **) on the keypad, speak a name from his or her directory. That name's programmed number will then be dialed.

Speech2Content is a service that allows the caller to access information services provided by PVI using spoken inputs and is available only pursuant to the Speech2Content Addendum to the Marketing Agreement.

Information Please is a service that allows the caller to access a telephone number directory provided to PVI by WIRELESS PROVIDER in electronic format using spoken inputs.





EXHIBIT A - Page 4 of 4

                                    EXHIBIT B
                                    =========

                         Hardware Configuration (24pts)
                         ==============================

                   ITEM                                      DESCRIPTION

                FTU-2000A                                  CUSTOM COMPUTER
                PIIBX40P38                               PENT II 400MHz CPU
                PIIBX33P38                               PENT II 333MHz CPU
                  64M040                                    64MB DIMM RAM
                  FD015                                    3.5" FDD, BLACK
                  HD91S                                    9.1GB HDD, SCSI
                ALM-100B-H                                 4.3GB HDD, SCSI
                  CDKIT1                                     ALARM BOARD
                 CDT240A                                  DUAL SLIM CD-ROM
                  SCSR03                                  SLIM LINE CD-ROM
                  MD566A                                 JUMPERABLE FAX/MDM
                  MNT40                                     MS WIN NT 4.0
                 240SCT1                                    PORT RESOURCE
                 ANTARES                                    VOICE RESOURCE
                  PRO 2V                                    ALARM RESOURCE
                 PORT FEE                                 VOICE REC RESOURCE




Optional Hardware Components
                                                              48v Inverter
                                                              Master Switch

           Traffic Engineering

                  Users                                            Ports
                   1000                                              11
                   2000                                              20
                   3000                                              26




                Spares Kit



EXHIBIT B - Page 1 of 1

                                    EXHIBIT C
                                    =========

                                CARRIER Locations
                                =================








EXHIBIT C - Page 1 of 1

                                    EXHIBIT D
                                    =========




                         Form of Acceptance Certificate
                         ==============================



     The undersigned, an authorized representative of _________________, a __________, on behalf of itself and its wholly owned subsidiaries and affiliates ("Carrier"), in his/her capacity as __________________________, does hereby certify that (a) the testing period (as such term is defined in the Marketing Agreement, dated as of __________________, ______ (the "Agreement"), by and between Preferred Voice, Inc. ("PVI") and Carrier) with respect to the System (as defined in the Agreement) delivered to Carrier has been successfully completed, (b) the System satisfies the requirements of the Specifications (as defined in the Agreement) and (c) the System is hereby accepted by Carrier.

Date: __________________                        "CARRIER"

                                                By:


                                                Printed Name:





EXHIBIT D - Page 1 of 1

                                    EXHIBIT E
                                    =========

                              Revenue Sharing Fees
                              ====================


The following rates are contingent on Carrier serving approximately ___________ wireless subscribers in multiple wireless markets and wireline markets in which Service may be offered having at least __________ access lines in wireline markets on the execution of this Agreement.


        ___% OF THE REVENUE UNTIL TOTAL REVENUE EQUALS $___________ TIMES
                         THE NUMBER OF SYSTEMS ACCEPTED;


                         ____% OF ALL ADDITIONAL REVENUE


If a System is installed after PVI's share of the Revenue has been reduced to ___%, then PVI's share of the Revenue shall increase to ___% until the payments equals $________ for each such System in addition to the payments that would have been made if PVI were only paid ___% of the Revenue.


         For purposes of this Agreement, Revenue shall equal the greater of

                    (a) the amount  that would have been  received by Carrier if the charges set forth in the Exhibit E-1 had been charged to each subscriber using one of the Services described in Exhibit E-1 except that if Carrier is offering reduced rates or free service as part of a promotion, only a new subscriber's actual revenue need be accrued for the promotion during the first 30 days of service to the new subscriber, or

                    (b) the actual  revenue  received from  subscribers  using a
               Service offered by means of a System, excluding sales and use taxes, interest and late charges.



EXHIBIT E - Page 1 of 1

                                   EXHIBIT E-1
                                   ===========

                  Service                              Monthly Fees
                  -------                              ------------


Emma. The "Smart" Business Line           $______
and Emma PA (Personal Assistant)

Emma CD                                   $_____ plus $____ per line

Emma VO                                   $_____ plus $____ per line

Emma FF                                   $_____

VIP Emma                                  $_____ per line

Speech2Content                            $_____

Information Please                        $_____

Fleet Calling Advantage                   $_____ per phone in the calling circle

Safety Dialing                            $_____

Speech2Content                            $_____

Information Please                        $_____



EXHIBIT E-1 - Page 1 of 1

                                    EXHIBIT F
                                    =========

                                    Training

1.       Services Training--
              Target Audience
              --   Product Manager
              --   Product Marketing
              Contents
              --   Complete review of each PVI service description and
                   application
              --   Market Position
              --   Target Market

2.       System Installation and Maintenance Training --
         Installation
              Hardware Installation
              T-1 Configuration
              VIP Programming
              --   SCC
              --   DID
         Maintenance
              Alarm Systems
              Hardware Replacement
              Hardware Expansion

3.       Provisioning




EXHIBIT F - Page 1 of 1

                                    EXHIBIT G
                                    =========

                           [LIST OF EXCLUDED MARKETS]



EXHIBIT G - Page 1 of 1